As filed with the Securities and Exchange Commission on June 3, 1997.
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                   ----------

                                FIBERSTARS, INC.
             (Exact name of Registrant as specified in its charter)

     CALIFORNIA                                        94-3021850
-------------------------                   ------------------------------------
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

                               2883 Bayview Drive
                                Fremont, CA 94538
                   (Address of principal executive of offices)

                                   ----------

                             1994 STOCK OPTION PLAN
                            (Full title of the Plans)

                                   ----------

                                David N. Ruckert
                      President and Chief Executive Officer
                                FIBERSTARS, INC.
                               2883 Bayview Drive
                                Fremont, CA 94538
                                 (510) 490-0719
            (Name, address and telephone number of agent for service)

                                   ----------

                                   Copies to:
                              Paul E. Hurdlow, Esq.
                          Gray Cary Ware & Freidenrich
                        4365 Executive Drive, Suite 1600
                        San Diego, California 92121-2189
                                 (619) 677-1400

                  Page 1 of 11 Pages. Exhibit Index at Page 9.
              (Calculation of Registration Fee on following page.)

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                                          CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                          Proposed              Proposed
          Title of                                         Maximum              Maximum              Amount of
        Securities to           Maximum Amount to      Offering Price          Aggregate            Registration
        be Registered             be Registered           Per Share          Offering Price             Fee
---------------------------------------------------------------------------------------------------------------------
1994 Stock Option Plan:
Common Stock
$.0001 par value ...               75,000 shares            $4.75(1)         $    356,250           $       108

Common Stock
$.0001 par value ...              425,000 shares            $4.56(2)         $  1,938,000           $       588
TOTAL                             500,000 shares                             $  2,294,250           $       696
                                  ==============                             ============           ===========

-------------------------------------------------------------------------------------------------------------------
(1)      Computed in  accordance  with Rule 457(h) under the  Securities  Act of
         1933 solely for the purpose of calculating the total  registration fee.
         The  computation  was based on the price at which  certain  outstanding options under the referenced Plan may be exercised, the shares issuable under which are registered hereby.
(2)      Estimated  in  accordance  with  Rules  457(h)  and  457(c)  under  the
         Securities Act of 1933 solely for the purpose of calculating  the total registration  fee. The computation  with respect to unissued options is based upon the  average  of the high and low sale  prices of the Common
         Stock as reported in the Nasdaq  National  Market  System as of May 28,
         1997.

================================================================================

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3   INFORMATION INCORPORATED BY REFERENCE

         The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

         Item 3(a)

         The  Registrant's  latest annual report on Form 10-K filed  pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Registrant's fiscal year ended December 31, 1996.

         Item 3(b)

         All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         Item 3(c)

         Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on August 19, 1994 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4            DESCRIPTION OF SECURITIES

         Not applicable.

Item 5             INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6            INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant has adopted provisions in its Articles of Incorporation that limit the liability of its directors for monetary-damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by the California Corporations Code. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The limitation on monetary liability also does not apply to liabilities arising under the federal securities laws.

         The Registrant's Bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Registrant has entered into indemnification agreements with its directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Registrant, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' insurance if available on reasonable terms.

Item 7            EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8            EXHIBITS

 Exhibit
 Number        Document
 -------       --------
5.1            Opinion of Counsel as to legality of securities being registered.


23.1           Consent of Independent Accountants.


23.2           Consent of Counsel (contained in Exhibit 5.1 hereto).


24.1           Power of Attorney (see page 7).


Item 9            UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Fremont, State of California, on June 2, 1997

                                        FIBERSTARS, INC.



                                        By:      /s/ David N. Ruckert
                                                 -------------------------------
                                                 David N.Ruckert, President and
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David N. Ruckert and William C. Lapworth, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                    Title                                               Date
       ---------                    -----                                               ----
/s/ John B. Stuppin                 Chairman of the Board of Directors                 6/2/97
--------------------------------
    (John B. Stuppin)

/s/ David N. Ruckert                President and Chief Executive Officer              6/2/97
--------------------------------    (Principal Executive Officer) and
    (David N. Ruckert)              Director


/s/ William Lapworth                Vice President, Finance and Chief                  6/2/97
--------------------------------    Financial Officer (Principal Financial
    (William Lapworth)              and Accounting Officer)


/s/ Michael D. Ernst                 Director                                          6/2/97
--------------------------------
    (Michael D. Ernst)

/s/ B.J. Garet                       Director                                          6/2/97
--------------------------------
    (B. J. Garet)

/s/ Michael Feuer                    Director                                          6/2/97
--------------------------------
    (Michael Feuer, Ph.D.)

/s/ Paul Wang Director               Director                                          6/2/97
--------------------------------
    (Paul Wang)

/s/ Philip Wolfson                   Director                                          6/2/97
--------------------------------
    (Philip Wolfson)

/s/ Theodore L. Eliot Jr.            Director                                          6/2/97
--------------------------------
    (Theodore L. Eliot. Jr.)



                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549




       ------------------------------------------------------------------

                                    EXHIBITS

       ------------------------------------------------------------------





                       Registration Statement on Form S-8


                                FIBERSTARS, INC.
                                  June 3, 1997


                                                  INDEX TO EXHIBITS
                                                                                                           Sequentially
                   Exhibit                                                                                   Numbered
                   Number        Document                                                                      Page
                   ------        --------                                                                      ----
                     5.1         Opinion of Counsel as to legality of securities being
                                 registered.                                                                    10

                    23.1         Consent of Independent Accountants.                                            11

                    23.2         Consent of Counsel (contained in Exhibit 5.1 hereto).                          10

                    24.1         Power of Attorney (see page 7).                                                 7



                                       9